Exhibit 10.2

TELOS CORPORATION
NOTICE OF GRANT
OF RESTRICTED SHARES AND/OR RESTRICTED SHARE UNITS
TIME-BASED
Notice of Grant (“Grant Notice”) is hereby given of the following grant of Restricted Shares and/or Restricted Share Units (the “Award”) of Common Stock of Telos Corporation (the “Company” or “Telos”):
Award Recipient:    [NAME]
Grant Date:            [DATE]
Number of Shares:        [NUMBER] shares of Restricted Share Units (RSUs)
Vesting Schedule:    [VESTING SCHEDULE]
The Award Recipient understands and agrees that the Award in all respects is granted subject to and in accordance with: (i) the Restricted Share or Restricted Share Unit Agreement (“Agreement”), Exhibit A; and (ii) the 2016 Omnibus Long-Term Incentive Plan, as amended (the “Plan”), Exhibit B, and, by accepting the Award through the signature below, the Award Recipient acknowledges receipt of and agrees to be bound by the terms of this Grant Notice and its Exhibits. All capitalized terms in this Grant Notice shall have the meaning assigned to them in this Grant Notice or the Award Agreement.
Nothing in the Award Agreement: (i) modifies your status as an at-will employee of the Company or the terms of any employment agreement between you and the Company (if applicable), or (ii) guarantees you employment for any specified period of time. This means that either you or the Company may terminate your employment at any time for any reason, or no reason, as permitted by law, subject to the terms of any employment agreement between you and the Company (if applicable). You recognize that, for instance, you may terminate your employment or the Company may terminate your employment prior to the date or dates on which the Restricted Shares or RSUs under the Award Agreement vest.
TELOS CORPORATION                AWARD RECIPIENT

John B. Wood                        NAME
Chairman & CEO

                            ______________________________
                            DATE

EXHIBIT A
RESTRICTED SHARE OR
RESTRICTED SHARE UNIT AGREEMENT
TIME-BASED
RECITALS
A.    The Telos Board of Directors has adopted and approved the Telos Corporation 2016 Omnibus Long-Term Incentive Plan, as amended (the “Plan”). The purpose of the Plan is to enhance the Company’s and its subsidiaries’ ability to attract and retain highly qualified directors, officers, key employees, and other persons and to motivate such persons to serve the Company and its subsidiaries and to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company.
B.    The Award Recipient specified in the Grant Notice (the “Award Recipient”) is to render valuable services to the Company (or a Subsidiary Affiliate of the Company), and this Agreement is intended to carry out the purposes of the Plan in connection with the Company’s grant of Restricted Shares and/or Restricted Share Units to the Award Recipient.
C.    All capitalized terms in this Restricted Share or Restricted Share Unit Agreement (this “Agreement”) shall have the meaning assigned to them in the Plan.
NOW, THEREFORE, it is hereby agreed as follows:
1.GRANT OF RESTRICTED SHARES AND/OR RESTRICTED SHARE UNITS. The Company hereby grants to the Award Recipient, effective as of the Grant Date specified in the Grant Notice, the number of Restricted Shares and/or Restricted Share Units specified in the Grant Notice to which this Agreement is attached as Exhibit A (the “Grant Notice”).
2.    TIMING AND MANNER OF PAYMENT OF RESTICTED SHARE UNITS. The Restricted Share Units subject to this Agreement that become vested in accordance with the schedule in the Grant Notice shall be paid in an equivalent number of whole Shares promptly after the applicable vesting date, in accordance with the terms hereof. Each such payment of Shares shall be subject to the tax withholding provisions of this Agreement and the Plan and shall be in complete satisfaction of such vested Restricted Share Units. The Award Recipient or any other person entitled under the Plan to receive a payment of Shares shall deliver to the Company any representations or other documents or assurances required by the Plan or otherwise reasonably requested by the Company. Any Restricted Share Units corresponding to a particular vesting date shall be rounded down to the nearest whole Restricted Share Unit; provided that fractional Restricted Share Units subject to the Award shall be cumulated until sufficient to produce a whole Restricted Share Unit, in all cases remaining fractional Restricted Share Units shall terminate in the event the remaining Restricted Share Units subject to the Award terminate, and any remaining fractional Restricted Share Units shall terminate on the final vesting date applicable to the Award.
3.    RESTRICTIONS ON TRANSFERABILITY. Notwithstanding any provisions of the Plan to the contrary, no Restricted Shares or Restricted Share Units granted hereunder may be sold, assigned, transferred, pledged or otherwise encumbered unless and until the Restricted Shares or Restricted Share Units proposed to be sold or transferred are vested.
4.    VESTING; TERMINATION OF EMPLOYMENT. Restricted Shares or Restricted Share Units, subject to the other terms and conditions set forth herein, shall become vested if the Award Recipient remains continuously employed through each vesting date specified in the Grant Notice. Upon termination of the Award Recipient’s Service, any Restricted Shares and/or Restricted Share Units that have not yet vested shall be forfeited on the date of termination, unless otherwise specified by the terms of this Agreement, any employment agreement or any severance agreement in place or negotiated and finalized between the Award Recipient and the Company. To the extent that any employment agreement references accelerated vesting of restricted shares upon a particular type of event, restricted share units shall be considered as included within the meaning of the term restricted shares as used in such employment agreement and shall be subject to accelerated vesting in the same manner and the same extent as applicable to restricted shares in accordance with the terms of such employment agreement. Except as otherwise provided in the Grant Notice or this Agreement, Service for only a portion of the vesting period, even if a substantial portion, will not entitle the Award Recipient to any proportionate vesting of any outstanding and otherwise unvested portion of the Award, or avoid or mitigate a termination of rights and benefits upon or following a termination of Service.
5.    CORPORATE TRANSACTION.
(a) In the event of any Corporate Transaction, the Restricted Shares and/or Restricted Share Units not otherwise vested shall automatically vest in full.
(b) This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

6.    ADJUSTMENT IN SHARES. Should any change be made to the Shares by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Shares as a class without the Company’s receipt of consideration, appropriate adjustments shall be made to the number and/or class of securities subject to this Award in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.
7.    STOCK CERTIFICATES. Any stock certificate(s) representing the Restricted Shares granted hereby will be stamped or otherwise imprinted with a legend with respect to any applicable restrictions contained herein or in the Plan and otherwise with respect to the sale or transfer of such shares. At the election of the Company, any stock certificates evidencing Restricted Shares shall be held by the Company on your behalf until such time as the transfer of such Restricted Shares is no longer subject to the restrictions set out in the Plan and this Agreement. The Company may elect to satisfy any requirement for the delivery of the Restricted Shares through the use of appropriate book-entries.
8.    COMPLIANCE WITH LAWS; TAX WITHHOLDING.
(a) The Award Recipient represents and warrants that they are acquiring the Restricted Shares and/or Restricted Share Units for investment purposes and not with a view to the resale or distribution thereof. The Award Recipient agrees that the Company may withhold from them any tax which it believes is required to be withheld with respect to any benefit under the Plan or this Agreement, and that the Award Recipient will make appropriate arrangements with the Company for satisfaction of any applicable federal, state or local income tax withholding requirements or like requirements. At the Company’s election, the Award Recipient will (i) deliver a personal check to the Company no later than three (3) days following each vesting date; (ii) authorize the Company to deduct from their immediately subsequent paycheck following your vesting; (iii) authorize the Company to withhold Shares otherwise issuable to them; or (iv) deliver to the Company Shares already owned by them, in all cases in an amount to satisfy the minimum amount of income and employment tax withholding required upon the vesting date. Shares so delivered or withheld may have an aggregate Fair Market Value up to the maximum amount allowed for equity instruments for financial accounting purposes. The issuance of the Restricted Shares and/or Restricted Share Units shall be subject to compliance by the Company and the Award Recipient with all applicable requirements of law relating thereto.
(b) Except for such withholding obligations of the Company, the Award Recipient shall be solely responsible for any and all tax liability arising with respect to the Award or any payment in respect thereof.
(c) The Award Recipient is hereby advised to consult with their own tax, legal and/or investment advisors with respect to any advice the Award Recipient may determine is needed or appropriate with respect to the Award (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to the Award and any shares that may be acquired upon payment of the Award). Neither the Company nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Award Agreement) or recommendation with respect to the Award.
9.    SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and the Award Recipient, and the legal representatives, heirs and legatees of the Award Recipient’s estate.
10.     NOTICES. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices and to the attention of the General Counsel. Any notice required to be given or delivered to the Award Recipient shall be in writing and addressed to the Award Recipient at the address indicated on the Company’s books and records. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.
11.     CONSTRUCTION. This Agreement and the Award are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Committee and/or the Board with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Award.
12.    THE PLAN. The Award and the rights of the Award Recipient under this Agreement are subject to the terms and conditions of the provisions of the Plan, which are incorporated into this Agreement by this reference. The Award Recipient agrees to be bound by the terms of the Plan and this Agreement. The Award Recipient acknowledges having read and understood the Plan and this Agreement. Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority to the Board and/or the Committee do not and shall not be deemed to create any rights in the Award Recipient unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board and/or the Committee so conferred by appropriate Board and/or Committee action under the Plan after the date hereof.

13.     ENTIRE AGREEMENT. This Agreement, the Grant Notice, and the Plan, together, constitute the entire agreement and supersede in their entirety all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan may be amended pursuant to Section 5.3 of the Plan. This Agreement may be amended by the Board from time to time. Any such amendment must be in writing and signed by the Company. Any such amendment that materially and adversely affects the Award Recipient’s rights under this Agreement requires the consent of the Award Recipient in order to be effective with respect to the Award. The Company may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Award Recipient hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.
14.     GOVERNING LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Maryland without resort to that state’s conflict-of-laws rules or principles.
15.     BOARD APPROVAL. If the Shares covered by this Agreement exceed, as of the Grant Date, the number of Shares which may be issued under the Plan as last approved by the Board and, as applicable, the stockholders of the Company, then this Award shall be void with respect to such excess shares, unless Board and, as applicable, stockholder approval of an amendment sufficiently increasing the number of Shares issuable under the Plan is obtained in accordance with the provisions of the Plan. If Shares covered by this Agreement are granted prior to any required approval of the Plan by the Board and, as applicable, the stockholders of the Company, any such grant shall be subject to the condition subsequent of such Board and/or stockholder approval but shall be deemed effective as of the Grant Date as listed in the Grant Notice.
16.     FORFEITURE OF SHARES. If the Award Recipient becomes obligated to return all or a portion of the Restricted Shares to the Company due to a forfeiture of such Restricted Shares pursuant to this Agreement, and fails to deliver the certificates representing such Restricted Shares in accordance with the terms of this Agreement, the Company may, at its option, in addition to all other remedies it may have, send to the Award Recipient, to the address listed on the books of the Company, written notice and thereupon shall cancel on its books the certificates representing the Restricted Shares to be returned to the Company. Thereupon, all of the Award Recipient’s rights in and to said Restricted Shares shall terminate. The Company shall not be obligated to give notice to any holder of Restricted Shares and/or Restricted Share Units if such holder does not appear on the stock transfer ledger of the Company as the registered holder of such Restricted Shares and/or Restricted Share Units.
17.CLAWBACK POLICY. The Restricted Shares and Restricted Share Units subject to this Agreement are subject to the terms of the Company’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of the Restricted Shares and/or Restricted Share Units or any Shares other cash or property received with respect to the Restricted Share Units (including any value received from a disposition of the Shares acquired upon payment of the Restricted Share Units).

EXHIBIT B
THE PLAN (INCLUDING AMENDMENTS)